UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 1, 2014
(Date of earliest event reported)

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 0-10394
_____________________________________

Washington	91-0864123
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 185th Ave. N.E., Suite 101 Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items reported in this filing:

Item 2.02 Results of Operation and Financial Condition

Item 9.01 Financial Statements and Exhibits

Item 2.02 Results of Operation and Financial Condition

A press release announcing first quarter of 2014 results was made May 1, 2014 and a copy of the release is being furnished as Exhibit 99.0 in this current report.

Item 9.01 Financial Statements and Exhibits.

(d)                 Exhibits

Exhibit No.	Description

99.0	Press Release: Data I/O Reports First Quarter 2014 Results

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

May 1, 2014	By: /s/ Joel S. Hatlen Joel S. Hatlen Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.0	Press Release: Data I/O Reports First Quarter 2014 Results

Exhibit 99.0

Contact:	Data I/O Corporation
Joel Hatlen	6464 185th Ave. NE, Suite 101
Vice President and Chief Financial Officer	Redmond, WA 98052
investorrelations@dataio.com	(425) 881-6444

Data I/O Reports First Quarter 2014 Results

Redmond, WA, Thursday, May 1, 2014 – – Data I/O Corporation (NASDAQ: DAIO), the leading global provider of advanced programming and IP management solutions for flash, flash-memory based intelligent devices and microcontrollers, today announced financial results for the first quarter ended March 31, 2014.

Summary

•         Net sales of $4.82 million in Q1 2014, up 1.3% compared to $4.76 million in Q1 2013 and up 45% sequentially from $3.33 million in Q4 2013.

•         Net loss of $343,000 in Q1 2014, compared to a net loss of $459,000 in Q1 2013.  Adjusted EBITDA excluding equity compensation in Q1 2014 and Q1 2013 was a loss of $93,000 and $222,000, respectively.

•         Bookings of $5.8 million in Q1 2014, up 21% from $4.8 million in Q1 2013 and up 55% from $3.7 million in Q4 2013.  Backlog of $2.6 million at March 31, 2014, up from $0.9 million at March 31, 2013.

•         Cash was $8.8 million at March 31, 2014, down $1.6 million during the first quarter and receivables were $3.6 million up $1.6 million during the first quarter.

•         New PSV7000 Automated Programming System wins industry awards and drives bookings growth.

“We are pleased to report a stronger quarter of revenue and order bookings, led by our new PSV7000 automated system,” said Anthony Ambrose, President and CEO.  “We were up sharply from Q4 2013 as bookings continued their strong upward momentum through Q1, and into April.  Europe was stronger, and our customer mix was much broader compared to last year’s Q1.  Our backlog of $2.6 million at the end of Q1 positions us well for sequential growth.  The PSV7000 has now received 4 industry awards during the last six months and was the largest contributor to the quarter’s order growth, especially in Europe.  We now have won PSV7000 system orders on 4 continents, indicating global appeal.  We are winning deals in competitive situations in automotive, programming center, industrial and consumer markets worldwide.  We won in Q1 with the PSV7000 in highly competitive situations where the customer valued Data I/O service and support, in addition to the significantly better performance of our new system.”

Financial Results

Net sales in the first quarter of 2014 were $4.82 million up 1.3% compared with $4.76 million in the first quarter of 2013 and up 45% sequentially from $3.33 million in the fourth quarter of 2013.  Net loss in the first quarter of 2014 was $343,000, or $0.04 per share, compared with net loss of $459,000 or $0.06 per share, in the first quarter of 2013.  For the first quarter of 2014, gross margin as a percentage of sales was 51.8%, compared to 53.4% in the first quarter of 2013.  Bookings in the first quarter of 2014 were $5.8 million, up 21% compared to $4.8 million in the first quarter of 2013 and up 55% from $3.7 million in the fourth quarter of 2013.  Backlog at March 31, 2014 was $2.6 million compared to $0.9 million at March 31, 2013.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) was a loss of $178,000 in the first quarter of 2014 compared to an EBITDA loss of $292,000 in the first quarter of 2013.  Equity compensation expense (a non-cash item) in the first quarter of 2014 and 2013 was $85,000 and $70,000, respectively.  Adjusted EBITDA excluding equity compensation in the first quarter of 2014 and first quarter of 2013 was a loss of $93,000 and $222,000, respectively.

Operating expenses in the first quarter were $2.85 million, and compared to $3.01 million in the first quarter of 2013 were down $160,000, primarily due to cost control actions, offset in part by higher channel commissions.

Conference Call Information

A conference call discussing the first quarter ended March 31, 2014 financial results will follow this release today at 2 p.m. Pacific time/5 p.m. Eastern time.  To listen to the conference call, please dial (612) 234-9960, passcode: DAIO.  A replay will be made available approximately one hour after the conclusion of the call and will remain available for one week.  To access the replay, please dial (320) 365-3844, access code: 325479.  The conference call will also be simultaneously web cast over the Internet; visit the News and Events section of the Data I/O Corporation website at http://www.dataio.com  to access the call from the site.  This web cast will be recorded and available for replay on the Data I/O Corporation website approximately two hours after the conclusion of the conference call.

About Data I/O Corporation

Since 1972 Data I/O has developed innovative solutions to enable the design and manufacture of electronic products for automotive, wireless, consumer electronics, industrial controls, medical, and military/aerospace markets.  Today, our customers manufacture tens of millions of products each year using Data I/O programming solutions to reliably, securely, and cost-effectively deliver their Intellectual Property into programmable devices. Data I/O provides programming solutions for devices in any package, whether programmed in a socket or on a circuit board.  Our expertise in programmable integrated circuits, global supply chain processes, and IP management and protection helps bring innovative new products to life.  These solutions are backed by a global network of Data I/O support and service providers, assuring success for our customers.

Forward Looking Statement and Non-GAAP financial measures

Statements in this news release concerning economic outlook, expected revenue,  expected margins, expected results, orders, deliveries, backlog and financial positions, as well as restructure actions breakeven point, and any other statement that may be construed as a prediction of future performance or events are forward-looking statements which involve known and unknown risks, uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements.  These factors include uncertainties as to the ability to record revenues based upon the timing of product deliveries and installations, accrual of expenses, changes in economic conditions and other risks including those described in the Company's filings on Forms 10K and 10Q with the Securities and Exchange Commission (SEC), press releases and other communications.

Non-GAAP financial measures, such as EBITDA and adjusted EBITDA excluding equity compensation, should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  We believe that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s results and facilitate the comparison of results.

EBITDA Reconciliation	Three Months Ended March 31,
	2014	2013
(in thousands)
Net Income (loss)	($343)	($459)
Interest income	(19)	(18)
Taxes	24	4
Depreciation and amortization	160	181
EBITDA earnings (loss)	($178)	($292)
Equity compensation	85	70
Adjusted EBITDA excluding equity compensation	($93)	($222)

– Summary Financial Data Attached   –

DATA I/O CORPORATION
CONSOLIDATED STATEMENTS OF OPERATION
(in thousands, except per share amounts)
(UNAUDITED)

	Three Months Ended March 31,
	2014	2013

Net Sales	$4,819	$4,759
Cost of goods sold	2,324	2,218
Gross margin	2,495	2,541
Operating expenses:
Research and development	1,149	1,205
Selling, general and administrative	1,689	1,806
Provision for business restructuring	13	-
Total operating expenses	2,851	3,011
Operating income (loss)	(356)	(470)
Non-operating income (expense):
Interest income	19	18
Foreign currency transaction gain (loss)	18	(3)
Total non-operating income (expense)	37	15
Income (loss) before income taxes	(319)	(455)
Income tax (expense) benefit	(24)	(4)
Net income (loss)	($343)	($459)

Basic earnings (loss) per share	($0.04)	($0.06)
Weighted-average basic shares	7,788	7,749

DATA I/O CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(UNAUDITED)

	March 31, 2014	December 31, 2013

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,776	$10,426
Trade accounts receivable, net of allowance for
doubtful accounts of $97 and $87, respectively	3,622	1,980
Inventories	3,816	3,770
Other current assets	338	395
TOTAL CURRENT ASSETS	16,552	16,571

Property, plant and equipment – net	781	843
Other assets	88	88
TOTAL ASSETS	$17,421	$17,502

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,051	$720
Accrued compensation	945	1,107
Deferred revenue	1,487	1,170
Other accrued liabilities	712	597
Accrued costs of business restructuring	546	723
Income taxes payable	31	10
TOTAL CURRENT LIABILITIES	4,772	4,327

Long-term other payables	258	313

COMMITMENTS	-	-

STOCKHOLDERS’ EQUITY
Preferred stock -
Authorized, 5,000,000 shares, including
200,000 shares of Series A Junior Participating
Issued and outstanding, none	-	-
Common stock, at stated value -
Authorized, 30,000,000 shares
Issued and outstanding, 7,788,566 shares as of March 31,
2014 and 7,786,053 shares as of December 31, 2013	18,435	18,343
Accumulated earnings (deficit)	(7,385)	(7,042)
Accumulated other comprehensive income	1,341	1,561
TOTAL STOCKHOLDERS’ EQUITY	12,391	12,862
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$17,421	$17,502